EXHIBIT 32.1
CERTIFICATION OF PERIODIC REPORT
I, John P. D. Cato, Chairman, President and Chief Executive Officer of The Cato Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that on the date of this Certification:
1.	the Form 10-Q of the Company for the quarter ended May 3, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 11, 2008

/s/ John P. D. Cato
John P. D. Cato
Chairman, President and Chief Executive Officer

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